UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 16, 2023

EXPEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Expedia Group Way W.
Seattle, Washington 98119
(Address of principal executive offices) (Zip code)
(206) 481-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

See disclosure in Item 5.02 below, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2023, following a recommendation from the Nominating Committee of the Board of Directors (the “Board”) of Expedia Group, Inc. (the “Company”), the Board (i) expanded the size of the Board from 11 to 12 members, (ii) elected M. Moina Banerjee to fill the newly-created directorship, and (iii) appointed Ms. Banerjee to serve as Chair of the Company's Audit Committee.

Ms. Banerjee has served as Chief Financial Officer of JBG Smith Properties (“JBGS”), a NYSE-listed real estate investment trust, since December 2020. Prior to her appointment as Chief Financial Officer, she had served as an Executive Vice President of JBGS since its formation in 2017 and its Head of Capital Markets since 2018. From August 2010 until 2017, Ms. Banerjee served in various roles at a predecessor of JBGS (“JBG”), including as a Principal in the Investments Group and a member of the Management Committee. Before joining JBG, Ms. Banerjee worked at the Blackstone Group, focusing primarily on hotel, office, and senior living acquisitions, and at Citigroup in its investment banking division. Ms. Banerjee graduated with a Bachelor of Science in International Economics from Georgetown University and earned a Master of Business Administration from The Wharton School of the University of Pennsylvania.

In connection with her election and appointment, the Board determined that Ms. Banerjee (i) is an “independent director” as contemplated by Section 5605(a)(2) of the Nasdaq Marketplace Rules, (ii) meets the requirements for audit committee service pursuant to Nasdaq Marketplace Rule 5605(c)(2)(A), and (iii) is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Ms. Banerjee’s initial term will expire at the Company’s 2023 annual meeting of stockholders or her earlier resignation or removal. As of the date of this Current Report on Form 8-K, neither Ms. Banerjee nor any of her immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Rule 404(a) of Regulation S-K, nor is Ms. Banerjee party to any understanding or arrangement pursuant to which she was elected as a director.

Ms. Banerjee will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2022 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 26, 2022.

On February 16, 2023, the Company notified Nasdaq of the addition of Ms. Banerjee to the Audit Committee of the Board and Nasdaq in turn notified the Company that it was in compliance with Nasdaq Marketplace Rule 5605(c)(2), which requires the Company to have an audit committee composed of at least three independent directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

By:	/s/ Robert Dzielak
Robert Dzielak
Chief Legal Officer and Secretary
Dated: February 16, 2023